Exhibit 99.1

Couchbase Shareholders Approve Acquisition by Haveli Investments

SAN JOSE, California – September 10, 2025 / PR NEWSWIRE / -- Couchbase, Inc. (“Couchbase”), the developer data platform for critical applications in our AI world, today announced that its shareholders have voted to approve the acquisition by Haveli Investments in an all-cash transaction valued at $1.5 billion.

The transaction was previously announced on June 20, 2025. With the completion of the acquisition, Couchbase will become a privately held company, and shareholders will be entitled to receive $24.50 per share of Couchbase common stock owned immediately prior to closing. Couchbase’s common stock will cease trading and will be delisted from the Nasdaq Stock Market.

Complete official results of the vote are included in a current report on Form 8-K filed by Couchbase with the U.S. Securities and Exchange Commission (the “SEC”). The transaction is expected to be completed following receipt of remaining required regulatory approvals and satisfaction of customary closing conditions.

Advisors

Morgan Stanley & Co. LLC served as exclusive financial advisor to Couchbase, and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal counsel.

Latham & Watkins LLP served as legal counsel and Jefferies LLC served as the lead financial advisor to Haveli Investments.

About Couchbase

As industries race to embrace AI, traditional database solutions fall short of rising demands for versatility, performance and affordability. Couchbase is seizing the opportunity to lead with Capella, the developer data platform architected for critical applications in our AI world. By uniting transactional, analytical, mobile and AI workloads into a seamless, fully managed solution, Couchbase empowers developers and enterprises to build and scale applications and AI agents with confidence – delivering exceptional performance, scalability and cost-efficiency from cloud to edge and everything in between. Couchbase enables organizations to unlock innovation, accelerate AI transformation and redefine customer experiences wherever they happen. Discover why Couchbase is the foundation of critical everyday applications by visiting www.couchbase.com and following us on LinkedIn and X.

About Haveli Investments

Haveli Investments is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector through control, minority or structured equity and debt investments with a focus on software, data, gaming and adjacent industries. The firm seeks to partner with innovative companies, entrepreneurs and management teams throughout a company's life cycle. Haveli's experienced team of investors and diverse industry experts will provide operational and strategic support, enabling portfolio companies to focus on driving innovation and increasing growth, scale and operating margins. Underscoring Haveli's investments is an unwavering focus on a culture of inclusivity and sustainability. For more information, please visit www.haveliinvestments.com, or follow Haveli on LinkedIn, @Haveli Investments.

Forward-Looking Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “might,” “ongoing” or similar expressions and the negatives of those terms. These forward-looking statements are based on Couchbase’s management’s beliefs and assumptions and on information currently available, including in regard to the expectations for Couchbase following the closing of the transaction with Haveli Investments (the “Merger”). There can be no assurance that the Merger will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, include: (i) the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Merger, including in circumstances requiring Couchbase to pay a termination fee; (iii) possible disruption related to the Merger to Couchbase’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by Couchbase related to the Merger; (v) the risk that Couchbase’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (vi) the diversion of Couchbase management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Merger; (viii) potential litigation relating to the Merger; (ix) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; and (x) other risks and uncertainties detailed in the periodic reports that Couchbase files with the SEC, including Couchbase’s Annual Report on Form 10-K and Couchbase’s Quarterly Report on Form 10-Q. All forward-looking statements in this press release are based on information available to Couchbase as of the date of this press release, and, except as required by law, Couchbase does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.